Exhibit 10.9
October 19, 2020

Carrie Hightman

Dear Carrie:

This Letter Agreement confirms our decision concerning your employment status with NiSource, Inc. (the “Company”) and its affiliated entities (collectively, “Affiliates” and each an “Affiliate”) and sets forth our mutual agreement with respect to all matters relating to your separation from the Company and its Affiliates.

1.Transition Period

You will step down from your role as Chief Executive Officer, Columbia Gas of Massachusetts, effective as of the closing of the sale of substantially all of the assets of Bay State Gas Company d/b/a Columbia Gas of Massachusetts (“CMA”) and certain related assets to Eversource Energy. You will continue to serve as Executive Vice President and Chief Legal Officer through January 29, 2021 or your earlier termination of employment by the Company without Cause (as defined herein) (the “Separation Date”).  On the Separation Date or, if applicable, the earlier termination of your employment, you shall relinquish the duties of Executive Vice President and Chief Legal Officer of the Company and any other position you hold with the Company or any of its Affiliates.

Through the Separation Date or, if applicable, the earlier termination of your employment, you will continue to be paid your current base salary and participate in all employee benefit plans of the Company and any of its Affiliates in which you currently participate through the Separation Date. If you do not resign and are not discharged for Cause prior to your Separation Date, you timely sign and do not revoke this Letter Agreement in the 7-day revocation period and you have signed the Supplemental Release (as defined herein) and not revoked it during the 7-day revocation period, you will be eligible to receive the severance payment described in the Severance Payments section below. For purposes of this paragraph, "Cause" shall mean: a) violation of the Code of Business Conduct; b) your failure to perform your duties, obligations and responsibilities; c) violation of the terms of this Letter Agreement; or d) your conviction for commission of a felony.

2.Business Transition

You agree to cooperate fully to ensure a smooth transition. As part of your transition services before and after the Separation Date, you agree, at the request of the Company’s counsel, to prepare for, and provide testimony at trial or deposition in any litigation in which the Company or any of its Affiliates are involved. Your employment, retention and compensation under this Letter Agreement will not be dependent on the outcome of any litigation or the content of any testimony that you provide therein (other than the truthfulness thereof).

3.Severance Benefits

In accordance with the terms of the Severance Policy for Employee Job Level D2 and Above (Certain Directors and above) (the “Policy”), you will be eligible to receive severance payments and benefits pursuant to the Severance Policy for Employee Job Level D2 and Above (Certain Directors and above) (the “Policy”). Provided you have not accepted employment with another Affiliate, you do not resign and are not discharged for Cause prior to your Separation Date, you have timely signed this Letter Agreement and not revoked it during the 7-day revocation period and you have signed the Supplemental Release and not revoked it during the 7-day revocation period, you will receive no later than sixty (60) days after the Separation Date (a) a lump sum payment in the amount of $500,000 (which is equal to 52 weeks of pay) and (b) a lump sum payment equivalent to 130% of 12 months of COBRA (as described in Paragraph 5), for use by you to pay for continuation coverage premiums for the medical, dental, and vision coverage in which the you were enrolled immediately before your employment end date. For the avoidance of doubt, receipt of the COBRA lump sum payment does not constitute election of, or enrollment in, COBRA continuation coverage. Legally mandated deductions for social security and federal, state and local taxes will be withheld from each lump sum.

4.Other Benefits

Your eligibility to participate in any benefit programs of the Company or any of its Affiliates will be in accordance with the terms of such programs.

Regardless of whether you execute this Letter Agreement, you will: (a) receive a lump sum payment for any accrued and unused vacation pay to which you are entitled as of the Separation Date; and (b) be paid out vacation and floating holidays that have been banked by you (subject to the 640 hour banking maximum). Such payments will be included in your final regular paycheck as an active employee. In either case, the payment will be subject to legally-mandated deductions for social security and federal, state and local taxes.

5.COBRA Coverage

The termination of your employment is a qualifying event for purposes of COBRA (as defined in Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), and Sections 601-609 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any successor sections). The Company will notify you and/or your dependents of the insurance coverage which you may continue on a self-pay basis, as provided by COBRA, upon termination of your employment. To elect COBRA continuation coverage, you must follow the enrollment instructions included in that COBRA election notice.

6.NiSource Re-Employment

Notwithstanding Section 8 of the Policy, you shall be eligible for re-employment with the Company; provided that, if you seek re-employment with the Company or any of its Affiliates and are subsequently re-hired within 12 months of your Separation Date, then a pro-rata portion of your severance payment must be repaid as of the rehire date as a condition of re-employment.

If you are rehired and your position is subsequently eliminated, management reserves the right to base any severance payments on your rehire date.

7.Return of Property

You agree to return to the Company and its Affiliates any and all of its property and information, including but not limited to, keys, employee identification or security access cards, telephones, computing equipment, and credit cards on or before your Separation Date.

8.Confidentiality

You acknowledge that during your employment by the Company you had access to confidential information and confidential financial data of the Company and its Affiliates.

You further acknowledge that during your employment you may have developed confidential business information for the Company and one or more of its Affiliates, may have made inventions, and/or may have established relationships with the Company’s and one or more of its Affiliates’ customers and potential customers.

In order to preserve the property, inventions, business, and goodwill of the Company and each of its Affiliates, you agree that during and after your employment, all knowledge and information not known to the public respecting the Company’s or any of its Affiliates’ inventions, designs, products, services, machinery, methods, systems, improvements, forecasts, strategic and other plans, financial data, and other confidential information, including customer information such as names and addresses of customers and potential customers, pricing information relating to any services performed or products sold by the Company or any of its Affiliates , and all information relating to the special and particular business needs of the Company or any of its Affiliates or their customers and potential customers, shall remain the exclusive property of the Company and each of its Affiliates, respectively, and shall be regarded by you as strictly confidential and shall not be directly or indirectly used or disclosed without the Company’s written permission.

Moreover, you agree that upon termination of your employment, you will promptly deliver to the Company all documentation and other materials relating to the Company’s business or the business of any of its Affiliates which are in your possession or under your control, including customer and potential customer lists, product lists, and marketing material, whether in written or electronic data form; and you will delete, destroy or discard all copies of such confidential information remaining in your possession.

You further acknowledge and agree that the Company’s remedy in the form of monetary damages for any breach by you of any of the provisions of this section may be inadequate and that, in addition to any monetary damages for such breach, the Company shall be entitled to institute and maintain any appropriate proceeding or proceedings, including an action for specific performance and/or injunction.

9.Release of Claims

In consideration of the payments and benefits described herein, the sufficiency of which is hereby acknowledged, you, your heirs, executors and administrators, do hereby knowingly and voluntarily fully, finally and unconditionally release and forever discharge, to the full extent permitted by law, the Company, and its parent, sister and subsidiary corporations and all their affiliates, partners, shareholders, related entities, their employee benefits plans and the plans' trustees, administrators, and fiduciaries, divisions, predecessors, successors and assigns, representatives, current and former employees, officers, directors and agents and attorneys, in their personal and corporate capacities (collectively referred throughout the remainder of this Letter Agreement as the "the Released Parties"), of and from any and all liabilities, actions, causes of action, claims, rights, obligations, charges, damages, costs, attorneys’ fees, suits, re-employment rights and demands of any and every kind, nature and character, known and unknown, asserted and unasserted, liquidated and unliquidated, absolute and contingent, in law or in equity, enforceable under any local, state, or federal statute or ordinance, or under the common laws of the United States, against the Released Parties occurring or arising prior to you signing this Letter Agreement, including but not limited to, all claims relating to the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, and the Older Workers Benefits Protection Act (“OWBPA”), 29 U.S.C.§ 621 et seq.; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S. C. § 2000e et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001 et seq. (excluding claims for vested benefits); the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. § 12101 et seq.; the Fair Labor Standards Act, as amended, 29 U.S.C. § 201 et seq. (excluding claims for unpaid wages); the Civil Rights Act of 1866, 42 U.S.C. § 1981 et seq.; the Worker Adjustment Retraining Notification Act, 29 U.S.C. 2101§ et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. §1514A; the Family and Medical Leave Act 29 U.S.C. §2601 et seq; and the State of Indiana’s civil rights statutes or any other state or local statute or common law doctrine; any and all claims relative to any agreement relating to your employment with the Released Parties, including any claims under the doctrines of defamation, libel, slander, invasion of privacy, intentional infliction of emotional distress, whistleblowing, interference with contractual relations, retaliatory discharge, breach of contract, wrongful discharge, breach of implied contract or implied covenant of good faith or fair dealing, and any other statute, authority or law, providing a cause of action relating to your employment by or the termination of your employment with the Released Parties; provided, however, that you do not release: (i) any vested benefits or payments to which you are entitled under the terms of any applicable benefit plans of the Company or its Affiliates, (ii) any claim to unemployment insurance or workers’ compensation benefits, where applicable, (iii) your rights under this Letter Agreement or (iv) any other claim the law precludes you from waiving by agreement.

You acknowledge and agree that this release is being given only in exchange for consideration to which you are not otherwise entitled.

You represent that you have read and understand the terms of this Release of Claims. You understand that this Release of Claims is applicable to any claims arising prior to the date of this Letter Agreement.

10.Rights Reserved

This Letter Agreement shall not apply to rights or claims that may arise after the effective date of this Letter Agreement, and nothing in this paragraph or this Letter Agreement:

a.Limits any right you may have to enforce this Letter Agreement;

b.Limits any right you have that cannot, by express and unequivocal terms of law, be limited, waived, or extinguished by private agreement, including claims for (i) unemployment or workers’ compensation, (ii) vested rights under ERISA, or (iii) reimbursement of expenses under the Company’s expense reimbursement policies;

c.Limits or affects your right to challenge the validity of this Letter Agreement under the ADEA or the OWBPA;

d.Prevents you from, confidentially or otherwise (without informing the Company), filing a charge or complaint with, or from participating in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission, National Labor Relations Board, Securities and Exchange Commission, Occupational Safety and Health Administration or any other any federal, state or local agency charged with the enforcement of any laws; or

e.Limits your ability under any federal or state trade secret law, without exposure to criminal or civil liability, to disclose trade secrets: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Notwithstanding your reservation of the foregoing rights, you understand and agree that by signing this Letter Agreement, you are waiving rights to individual relief (including backpay, frontpay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit brought by you or on your behalf, except for any right you may have to receive a payment from a government agency (not the Company or any of its Affiliates) for information provided to the government agency.

11.Affirmations

You affirm that you have not filed, caused to be filed, and are not presently a party to any claim, complaint, or action against any of the Released Parties in any forum or form, or if there are such claims, complaints or actions pending, you agree to withdraw and/or dismiss all such claims, complaints or actions that may be legally withdrawn and/or legally dismissed prior to the receipt of the severance payment. You also affirm that you are not aware of any other claim you may have against the Released Parties. You further affirm that you have reported all hours worked as of the date of this Letter Agreement and have been paid and/or have received all leave (paid or unpaid), compensation, wages, bonuses, commission, and/ or benefits to which you may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commission and/or benefits are due to you, except as provided in this Letter Agreement. You also affirm that you have no known workplace injuries or occupational diseases. You also represent that you are not aware of any facts on which a claim under the Fair Labor Standards Act, the Attorney Fees in Wage Action Act, or under applicable state minimum wage or leave laws could be brought. Notwithstanding the foregoing, nothing herein is intended to limit any rights you may have pursuant to paragraph 11 of this Letter Agreement.

12.Non-Disparagement

You agree not to make any false or disparaging comments concerning the Company or any of its Affiliates, their management or employees, or their operations, whether orally or in writing, and whether concerning your employment with or separation from the Company or otherwise, to any third party. The Company, in turn, agrees to refer all prospective employment reference inquiries to its third party administrator to verify your last position held and dates of employment, and not to provide any additional information to prospective employers concerning you or your employment, except as specifically authorized by you. Notwithstanding the foregoing, nothing herein is intended to limit any rights you may have pursuant to paragraph 11 of this Letter Agreement.

13.Outstanding Charges and Expenses

You hereby agree to pay the Company and any of its Affiliates any outstanding amounts owed to the Company or any of its Affiliates, and further agree that by signing this Letter Agreement you hereby authorize the Company to deduct any outstanding charges from your final pay check and/or severance payment, as permitted by applicable law.

14.Outplacement Assistance

You will be eligible for a defined package of Company-paid reasonable outplacement assistance services through the consultant of the Company’s choice for a period commencing on the date of your termination of employment and continuing until the earlier to occur of you accepting other employment or twelve months thereafter.

15.Governing Law

This Letter Agreement shall be construed in accordance with the laws of the State of Indiana, including all matters of construction, validity and performance, to the extent not preempted by federal law, and that any action brought by any party hereunder may be instituted and maintained only in the appropriate court having jurisdiction over Lake County, Indiana.

16.Severability

In the event that one or more of the provisions contained in this Letter Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, you and the Company shall have the option to cancel it.

17.Executive Severance Policy Incorporated By Reference
You acknowledge and agree that this Letter Agreement is subject to the terms and conditions of the Policy in effect as of the date of this Letter Agreement. The Policy is available upon request.

18.Supplemental Release

In addition to complying with the terms of this Letter Agreement, as an additional condition precedent to your receipt of the severance benefits set forth in paragraph 3, you also must provide a separately duly signed Waiver and Release Agreement, in the form attached hereto as Exhibit A (the “Supplemental Release”), after the Separation Date, and before the expiration of twenty-one (21) calendar days after such date and not revoke it. The Company shall provide you with a copy of the Supplemental Release on or around the Separation Date.

19.Section 409A of the Internal Revenue Code

    The payments pursuant to this Letter Agreement are intended to be exempt from Section 409A of the Code, to the maximum extent possible, under either the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and each payment hereunder shall be considered a separate payment. In furtherance of this intent, this Letter Agreement shall be interpreted, operated and administered in a manner consistent with these intentions.

20.Complete Agreement

You acknowledge that in accepting this Letter Agreement, you have not relied upon any representation or promise other than those expressly stated in this Letter Agreement.

This Letter Agreement and the documents specifically referred to herein constitute the complete understanding between you and the Company relating to your separation and replaces any and all prior agreements, promises, representations or inducements, no matter their form, concerning your employment with the Company. No promises or agreements made subsequent to the execution of this Letter Agreement by these parties shall be binding unless reduced to writing and signed by authorized representatives of these parties.

21.Important Information

You acknowledge and agree that:

a.You have 21 days from your receipt of this Letter Agreement within which to review and consider signing the Letter Agreement (the “Consideration Period”) and any changes made to the Letter Agreement, whether material or immaterial, do not restart the Consideration Period;

b.You have been and are hereby advised in writing to consult with an attorney of your choice prior to signing this Letter Agreement;

c.You have read and fully understand the terms of this Letter Agreement and have knowingly, voluntarily and of your own free will agreed to those terms for the purpose of fully and finally compromising and settling any and all claims, disputed or otherwise, of any kind or nature that you ever had or may now have against any Released Party arising out of your employment by, and/or separation of employment from, the Company or any of its Affiliates, and arising out of any other matter, whether known or unknown to you at the time of execution of this Letter Agreement, to the extent permitted by law;

d.Your acceptance of the terms and conditions outlined in this Letter Agreement is in lieu of any and all other severance programs offered by the Company and any of its Affiliates and you knowingly and voluntarily waive participation in all other severance programs offered by the Company or any of its Affiliates.

e.You are not waiving any claims that may arise after the execution of this Letter Agreement under the Age Discrimination in Employment Act, or otherwise; and

f.The Company’s performance under this Letter Agreement constitutes full and complete payment of all amounts due to you from the Company and provides additional consideration to which you are not otherwise entitled as a result of your separation from the Company’s employ.

22. Revocation Period

You understand and agree that you have seven days following your execution of this Letter Agreement (the “Revocation Period”) to revoke it, and that if you elect to revoke it, this Letter Agreement shall be null and void in its entirety. To effectively revoke this Letter Agreement, you must do so in writing and deliver your notice of revocation, so that it arrives prior to the close of business on the last day of the Revocation Period, to: Ken Keener, SVP & Chief Human Resource Officer, 290 W. Nationwide Boulevard, Columbus, OH 43215.

23. Acceptance and Effective Date

To accept this Letter Agreement, you must sign and date both copies of the Letter Agreement in the space provided below to signify your acceptance, and return the Letter Agreement to Ken Keener, SVP & Chief Human Resource Officer, 290 W. Nationwide Boulevard, Columbus, OH 43215, prior to the close of business (i.e., 5:00 p.m. Eastern time) on the last day of the Consideration Period. This Letter Agreement shall become effective and irrevocable automatically upon the expiration of the Revocation Period if it is not revoked in the manner discussed in the preceding paragraph.

        Very truly yours,

Ken Keener
SVP & Chief Human Resource Officer

Acceptance:

I acknowledge that I have read and understand the provisions of this Letter Agreement and represent that the execution of this Letter Agreement constitutes my knowing and voluntary act, made without coercion or intimidation. I understand and agree that this Letter Agreement is not enforceable or binding upon me, my heirs, executors, and administrators unless or until such time that it is signed by me and a representative of the Company below.

/s/ Carrie Hightman

Carrie Hightman

October 19, 2020

Date

/s/ [signature]

WITNESS

FOR THE COMPANY:

/s/ Ken Keener

Ken Keener, SVP & Chief Human Resource Officer
NOTE: TO BE SIGNED AFTER THE EMPLOYEE SIGNS ABOVE.

October 19, 2020

Date

EXHIBIT A
SUPPLEMENTAL RELEASE OF CLAIMS

This Waiver and Release Agreement (“Release”) is executed by _____________ (“you”) on this ____ day of ________________, 2021.

1.Release of Claims.

In consideration of the payments and benefits described in the Letter Agreement, dated as of October 16 220, between NiSource, Inc. (the “Company”) and you (the “Letter Agreement”), the sufficiency of which is hereby acknowledged, you, your heirs, executors and administrators, do hereby knowingly and voluntarily fully, finally and unconditionally release and forever discharge, to the full extent permitted by law, the Company, and its parent, sister and subsidiary corporations and all their affiliates, partners, shareholders, related entities, their employee benefits plans and the plans' trustees, administrators, and fiduciaries, divisions, predecessors, successors and assigns, representatives, current and former employees, officers, directors and agents and attorneys, in their personal and corporate capacities (collectively referred throughout the remainder of this Release as the "the Released Parties"), of and from any and all liabilities, actions, causes of action, claims, rights, obligations, charges, damages, costs, attorneys’ fees, suits, re-employment rights and demands of any and every kind, nature and character, known and unknown, asserted and unasserted, liquidated and unliquidated, absolute and contingent, in law or in equity, enforceable under any local, state, or federal statute or ordinance, or under the common laws of the United States, against the Released Parties occurring or arising prior to you signing this Letter Agreement, including but not limited to, all claims relating to the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, and the Older Workers Benefits Protection Act (“OWBPA”), 29 U.S.C.§ 621 et seq.; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S. C. § 2000e et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001 et seq. (excluding claims for vested benefits); the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. § 12101 et seq.; the Fair Labor Standards Act, as amended, 29 U.S.C. § 201 et seq. (excluding claims for unpaid wages); the Civil Rights Act of 1866, 42 U.S.C. § 1981 et seq.; the Worker Adjustment Retraining Notification Act, 29 U.S.C. 2101§ et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. §1514A; the Family and Medical Leave Act 29 U.S.C. §2601 et seq; and the State of Indiana’s civil rights statutes or any other state or local statute or common law doctrine; any and all claims relative to any agreement relating to your employment with the Released Parties, including any claims under the doctrines of defamation, libel, slander, invasion of privacy, intentional infliction of emotional distress, whistleblowing, interference with contractual relations, retaliatory discharge, breach of contract, wrongful discharge, breach of implied contract or implied covenant of good faith or fair dealing, and any other statute, authority or law, providing a cause of action relating to your employment by or the termination of your employment with the Released Parties; provided, however, that you do not release: (i) any vested benefits or payments to which you are entitled under the terms of any applicable benefit plans of the Company or its affiliates, (ii) any claim to unemployment insurance or workers’ compensation benefits, where applicable, (iii) your rights under the Letter Agreement or (iv) any other claim the law precludes you from waiving by agreement.

You acknowledge and agree that this Release is being given only in exchange for consideration to which you are not otherwise entitled.

You represent that you have read and understand the terms of this Release. You understand that this Release is applicable to any claims arising prior to the date of this Release.

2.Rights Reserved

This Release shall not apply to rights or claims that may arise after the effective date of this Release, and nothing in this paragraph or this Release:

a.Limits any right you may have to enforce the Letter Agreement;

b.Limits any right you have that cannot, by express and unequivocal terms of law, be limited, waived, or extinguished by private agreement, including claims for (i) unemployment or workers’ compensation, (ii) vested rights under ERISA, or (iii) reimbursement of expenses under the Company’s expense reimbursement policies;

c.Limits or affects your right to challenge the validity of the Letter Agreement or this Release under the ADEA or the OWBPA;

d.Prevents you from, confidentially or otherwise (without informing the Company), filing a charge or complaint with, or from participating in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission, National Labor Relations Board, Securities and Exchange Commission, Occupational Safety and Health Administration or any other any federal, state or local agency charged with the enforcement of any laws; or

e.Limits your ability under any federal or state trade secret law, without exposure to criminal or civil liability, to disclose trade secrets: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Notwithstanding your reservation of the foregoing rights, you understand and agree that by signing this Release, you are waiving rights to individual relief (including backpay, frontpay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit brought by you or on your behalf, except for any right you may have to receive a payment from a government agency (not the Company or any of its affiliates) for information provided to the government agency.

3.Affirmations

You affirm that you have not filed, caused to be filed, and are not presently a party to any claim, complaint, or action against any of the Released Parties in any forum or form, or if there are such claims, complaints or actions pending, you agree to withdraw and/or dismiss all such claims, complaints or actions that may be legally withdrawn and/or legally dismissed prior to the receipt of the severance payment. You also affirm that you are not aware of any other claim you may have against the Released Parties. You further affirm that you have reported all hours worked as of your Separation Date (as defined in the Letter Agreement) and have been paid and/or have received all leave (paid or unpaid), compensation, wages, bonuses, commission, and/ or benefits to which you may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commission and/or benefits are due to you, except as provided in this Letter Agreement. You also affirm that you have no known workplace injuries or occupational diseases. You also represent that you are not aware of any facts on which a claim under the Fair Labor Standards Act, the Attorney Fees in Wage Action Act, or under applicable state minimum wage or leave laws could be brought. Notwithstanding the foregoing, nothing herein is intended to limit any rights you may have pursuant to paragraph 3 of this Release.

4.Governing Law

This Release shall be construed in accordance with the laws of the State of Indiana, including all matters of construction, validity and performance, to the extent not preempted by federal law, and that any action brought by any party hereunder may be instituted and maintained only in the appropriate court having jurisdiction over Lake County, Indiana.

5.Severability

In the event that one or more of the provisions contained in this Release shall for any reason be held to be invalid, illegal or unenforceable in any respect, you and the Company shall have the option to cancel it.

6.Important Information

You acknowledge and agree that:

a.You have 21 days from your receipt of this Release within which to review and consider signing the Release (the “Consideration Period”) and any changes made to the Release, whether material or immaterial, do not restart the Consideration Period;

b.You have been and are hereby advised in writing to consult with an attorney of your choice prior to signing this Release;

c.You have read and fully understand the terms of this Release and have knowingly, voluntarily and of your own free will agreed to those terms for the purpose of fully and finally compromising and settling any and all claims, disputed or otherwise, of any kind or nature that you ever had or may now have against any Released Party arising out of your employment by, and/or separation of employment from, the Company or any of its affiliates, and arising out of any other matter, whether known or unknown to you at the time of execution of this Release, to the extent permitted by law;

d.Your acceptance of the terms and conditions outlined in the Letter Agreement is in lieu of any and all other severance programs offered by the Company and any of its affiliates and you knowingly and voluntarily waive participation in all other severance programs offered by the Company or any of its affiliates.

e.You are not waiving any claims that may arise after the execution of this Release under the Age Discrimination in Employment Act, or otherwise; and

f.The Company’s performance under the Letter Agreement constitutes full and complete payment of all amounts due to you from the Company and provides additional consideration to which you are not otherwise entitled as a result of your separation from the Company’s employ.

7.Revocation Period

You understand and agree that you have seven days following your execution of this Release (the “Revocation Period”) to revoke it, and that if you elect to revoke it, the Letter Agreement and this Release shall be null and void in its entirety. To effectively revoke this Release, you must do so in writing and deliver your notice of revocation, so that it arrives prior to the close of business on the last day of the Revocation Period, to: Ken Keener, SVP & Chief Human Resource Officer, 290 W. Nationwide Boulevard, Columbus, OH 43215.

8.Acceptance and Effective Date

To accept this Release, you must sign and date both copies of the Release in the space provided below to signify your acceptance, and return the Release to Ken Keener, SVP & Chief Human Resource Officer, 290 W. Nationwide Boulevard, Columbus, OH 43215 prior to the close of business (i.e., 5:00 p.m. Eastern time) on the last day of the Consideration Period. This Release shall become effective and irrevocable automatically upon the expiration of the Revocation Period if it is not revoked in the manner discussed in the preceding paragraph.

                    Very truly yours,

Ken Keener
SVP & Chief Human Resource Officer

Acceptance:

I acknowledge that I have read and understand the provisions of this Release and represent that the execution of this Release constitutes my knowing and voluntary act, made without coercion or intimidation. I understand and agree that this Release is not enforceable or binding upon me, my heirs, executors, and administrators unless or until such time that it is signed by me and a representative of the Company below.

TO BE SIGNED AFTER THE SEPARATION DATE

Carrie Hightman

Date

WITNESS

FOR THE COMPANY:

Ken Keener, SVP & Chief Human Resource Officer
NOTE: TO BE SIGNED AFTER THE EMPLOYEE SIGNS ABOVE.

Date